EXHIBIT 99.1

EXECUTION VERSION

AGREEMENT

This Agreement (this “Agreement”) is dated as of April 6, 2016, by and among Fifth Street Asset Management Inc., a Delaware corporation (the “Company”), and each of the persons or entities listed on the last signature page hereto (collectively, “Mangrove”) (each of the Company and Mangrove, a “Party” to this Agreement, and collectively, the “Parties”).

RECITALS

WHEREAS, as of the date hereof, Mangrove beneficially owns shares of Class A Common Stock of the Company (the “Common Stock”) totaling, in the aggregate, 696,738 shares (the “Shares”), or approximately 12.05%, of the Common Stock issued and outstanding on the date hereof;

WHEREAS, as of March 2, 2016, Mangrove had the right to vote shares of common stock of Fifth Street Senior Floating Rate Corp. (“FSFR”) totaling, in the aggregate approximately 932,281 shares (the “FSFR Shares”), or approximately 3.2% of the common stock of FSFR issued and outstanding on such date; and

WHEREAS, as of the date hereof, the Company and Mangrove have determined to come to an agreement with respect to the matters provided herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

1.                       Nomination and Election of Directors and Related Agreements.

(a)                So long as Mangrove’s aggregate beneficial ownership of Common Stock is in excess of 5% of the Company’s then outstanding Common Stock (the “Minimum Ownership Threshold”), Mangrove shall have the right to nominate a director of the Company (such nominee, the “Mangrove Nominee”) subject to the procedures set forth in this Section 1(a). The Mangrove Nominee must qualify as “independent” pursuant to the Securities and Exchange Commission and NASDAQ listing standards. After (i) the Mangrove Nominee has submitted to the Company the documentation required by Section 1(e)(iv) herein and (ii) representatives of the Board of Directors of the Company (the “Board”) have conducted customary interview(s) and background check(s) of the Mangrove Nominee, the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) shall recommend such nominee as the Mangrove Nominee. The Company shall conduct any interview(s) and background check(s) contemplated in the prior sentence as promptly as practicable but, in any event, no more than ten business days after receiving the documentation required by Section 1(e)(iv). After such recommendation by the Nominating Committee, the Board shall take all necessary actions to appoint the Mangrove Nominee as a director, and the Nominating Committee shall make its recommendation to the Board, as promptly as practicable thereafter but, in any event, in no more than three business days; provided, however, that if the Nominating Committee does not recommend the Mangrove Nominee to the Board as a result of such person not meeting the independence standards or satisfying the background check(s) described above (which are the only reasons the Nominating Committee can reject the Mangrove Nominee), the Parties shall continue to follow the procedures of this Section 1(a) until a Mangrove Nominee is appointed to the Board.

(b)               So long as Mangrove’s aggregate beneficial ownership of Common Stock is in excess of the Minimum Ownership Threshold, the Company and Mangrove will mutually seek to identify one additional new director who is not affiliated or associated with Mangrove and who qualifies as “independent” pursuant to the Securities and Exchange Commission and NASDAQ listing standards to serve as a director of the Company (such nominee, the “Additional Nominee” and together with the Mangrove Nominee, the “New Nominees”). The search process for the Additional Nominee shall be conducted by the Nominating Committee, which shall interview any candidate proposed by Mangrove within five business days of identification. After the Nominating Committee and Mangrove jointly recommend an Additional Nominee to the Board, the Board shall vote on the appointment of such Additional Nominee to the Board. If the Board votes to appoint such Additional Nominee to the Board, the Board shall take all necessary action to appoint, as soon as practicable, the Additional Nominee as a director.

(c)                Mangrove has not, directly or indirectly, compensated or agreed to, and will not, compensate any New Nominee for his or her respective service as a nominee or director of the Company with any cash, securities (including any rights or options convertible into or exercisable for or exchangeable into securities or any profit sharing agreement or arrangement), or other form of compensation directly or indirectly related to the Company or its securities.

(d)               If either or both of the New Nominees are identified and appointed to the Board prior to the mailing of the Company’s definitive proxy statement for the 2016 annual meeting of stockholders (the “2016 Annual Meeting”), the Board shall take or cause to be taken all necessary actions to nominate either or both of the New Nominees, as applicable, for election to the Board at the 2016 Annual Meeting. The Company will recommend, support and solicit proxies for the election of the New Nominees, if applicable, at the 2016 Annual Meeting in the same manner as for the other nominees nominated by the Board at the 2016 Annual Meeting.

(e)                  Additional Agreements.

(i)                 Mangrove agrees that it will cause its controlled Affiliates and Associates to comply with the terms of this Agreement and shall be responsible for any breach of this Agreement by any such controlled Affiliate or Associate. As used in this Agreement, the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or the rules or regulations promulgated thereunder (the “Exchange Act”) and shall include all persons or entities that at any time during the term of this Agreement become Affiliates or Associates of any person or entity referred to in this Agreement.

(ii)               Mangrove has voted the FSFR Shares at FSFR’s 2016 annual meeting of stockholders (subject to any adjournments or postponements, the “FSFR 2016 Annual Meeting”) in accordance with the recommendations of FSFR’s board of directors as set forth in the definitive annual proxy statement on Schedule 14A filed by FSFR with the Securities and Exchange Commission on March 4, 2016 and will not revoke such proxy or otherwise modify or change such vote.

(iii)             Promptly following the identification of each of the New Nominees, Mangrove will cause to be delivered to the Company an irrevocable resignation letter pursuant to which each such New Nominee shall immediately resign from the Board if at any time Mangrove’s aggregate beneficial ownership of Common Stock decreases to less than the Minimum Ownership Threshold or if this Agreement is terminated pursuant to Section 5(b).

(iv)             Promptly after they are identified (but in any event prior to being appointed to the Board in accordance with this Agreement), the New Nominees will submit to the Company (w) a fully completed copy of the Company’s standard director & officer questionnaire, (x) the information required pursuant to Section 1.03 of Article I of the Company’s Second Amended and Restated Bylaws (the “By-Laws”), (y) consent to any customary background check(s) that the Company may perform and any information required for such background check(s) and (z) a written acknowledgment that the New Nominees agree to be bound by all policies, codes and guidelines applicable to directors of the Company upon appointment to the Board.

(v)               Any New Nominee appointed to the Board pursuant to this Agreement will receive all D&O protections and agreements provided to the other members of the Board.

3.                       Representations and Warranties of the Company.

The Company represents and warrants to Mangrove that (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound, and (d) the Company has, as of the date hereof, expanded the Board to nine directors.

4.                       Representations and Warranties of Mangrove.

Mangrove represents and warrants to the Company that (a) the authorized signatory of Mangrove set forth on the signature page hereto has the power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind Mangrove thereto, (b) this Agreement has been duly authorized, executed and delivered by Mangrove, and is a valid and binding obligation of Mangrove, enforceable against Mangrove in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of Mangrove as currently in effect, (d) the execution, delivery and performance of this Agreement by Mangrove does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to Mangrove, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which Mangrove is a party or by which it is bound, (e) as of the date of this Agreement, Mangrove beneficially owns in the aggregate 696,738 shares of Common Stock, (f) as of the date hereof, Mangrove does not currently have, and does not currently have any right to acquire or any interest in any other securities of the Company (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or any obligations measured by the price or value of any securities of the Company or any of its Affiliates, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of Common Stock, whether or not any of the foregoing would give rise to beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), and whether or not to be settled by delivery of Common Stock, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement), (g) no person other than Mangrove has any rights with respect to the Shares, (h) as of March 2, 2016, Mangrove had the right to vote in the aggregate approximately 932,281 shares of common stock of FSFR, (i) as of the date hereof, Mangrove does not currently have, and does not currently have any right to acquire or any interest in any other securities of FSFR (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or any obligations measured by the price or value of any securities of the FSFR or any of its Affiliates, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of FSFR common stock, whether or not any of the foregoing would give rise to beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), and whether or not to be settled by delivery of FSFR common stock, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement) and (j) no person other than Mangrove has any rights with respect to the FSFR Shares.

5.                       Termination.

This Agreement and the provisions herein shall remain in full force and effect until the earliest of:

(a) the conclusion of the Company’s 2017 Annual Meeting of Stockholders;

(b) the Company, the Board or Mangrove materially breaches an obligation under this Agreement, provided that the non-breaching party elects to terminate this Agreement and, if such breach is curable, such non-breaching party has provided written notice of such breach (which notice shall specify in reasonable detail the facts and circumstances surrounding such breach) and such breach has not been cured within a ten (10) day period; provided, that if this Agreement is terminated pursuant to this Section 5(b) as a result of an uncured breach by Mangrove, the New Nominees agree to, and Mangrove agrees to cause the New Nominees to, promptly resign from the Board; or

(c) such other date established by mutual written agreement of the Parties hereto.

6.                       Press Release.

Promptly following the execution of this Agreement, the Company shall issue a mutually agreeable press release, in substantially the form attached hereto as Annex A, announcing certain terms of this Agreement.

7.                       Specific Performance.

Each of Mangrove, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other Party hereto would occur in the event the provisions of this Agreement were not performed in accordance with their terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that Mangrove, on the one hand, and the Company, on the other hand, shall each be entitled to seek specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof without posting bond or security. This Section 7 is not the exclusive remedy for any violation of this Agreement.

8.                       Expenses.

Except as otherwise agreed by the Parties, the Company shall reimburse Mangrove for its reasonable, documented out-of-pocket attorneys’ fees incurred through the date of this Agreement in connection with the negotiation and execution of this Agreement; provided, that such reimbursement shall not exceed $15,000 in the aggregate.

9.                       Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Parties agree to use their commercially reasonable best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.

10.                     Notices.

Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending Party); (c) upon confirmation of receipt, when sent by email (provided such confirmation is not automatically generated); or (d) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:	Fifth Street Asset Management Inc.

777 West Putnam Avenue, 3rd Floor
Greenwich, CT 06830

Attention: Kerry S. Acocella, Senior Vice President, Legal

Telephone: 203.681.3600

Facsimile: 203.681.3879

Email: KAcocella@fifthstreetfinance.com

With copies (which shall not constitute notice) to:	Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, NY 10036

Attention:	Todd E. Freed
Richard J. Grossman
Telephone:	212.735.3714
212.735.2116
Facsimile:	917.777.3714
917.777.2116
Email:	Todd.Freed@skadden.com
Richard.Grossman@skadden.com

If to Mangrove:	Mangrove Partners

645 Madison Avenue, 14th Floor
New York, NY 10022
Attention: Nathaniel August, Portfolio Manager

Telephone: 646.450.0418

Facsimile: 646.652.5399
Email: naugust@mangrovepartners.com

With a copy (which shall not constitute notice) to:	Kleinberg, Kaplan, Wolff & Cohen, P.C.

551 Fifth Avenue, 18th Floor
New York, NY 10176
Attention: Christopher P. Davis
Telephone: 212.880.9865

Facsimile: 212.986.8866

Email: cdavis@kkwc.com

11.                   Applicable Law.

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to its choice of law principles to the extent that the application of the laws of another jurisdiction would be required thereby. Each Party hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction and venue of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery does not have jurisdiction over a particular matter, the Superior Court of the State of Delaware (and the Complex Commercial Litigation Division thereof if such division has jurisdiction over the particular matter), or if the Superior Court of the State of Delaware does not have jurisdiction, any federal court of the United States of America sitting in the State of Delaware) (as applicable, the “Delaware Courts”), and any appellate court from any decision thereof, in any suit, action or other proceeding with respect to the subject matter of this Agreement (each, a “Proceeding”), including the negotiation, execution or performance of this Agreement and agrees that all claims in respect of any such Proceeding shall be heard and determined in the Delaware Courts, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Proceeding with respect to the subject matter of this Agreement or the negotiation, execution or performance of this Agreement in the Delaware Courts, including any objection based on its place of incorporation or domicile, (c) waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court and (d) agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. The Parties waive any right to a trial by jury with respect to any Proceeding.

12.                   Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery or facsimile).

13.                   Waiver.

Any waiver of any term or condition of this Agreement must be in writing and signed by the party to be charged. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

14.                   Headings; Interpretation.

The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The Parties acknowledge and agree that this Agreement has been negotiated at arm’s length and among parties equally sophisticated and knowledgeable in the matters covered hereby. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is hereby waived.

15.                   Entire Agreement; Amendment; Successors and Assigns; Third Party Beneficiaries.

This Agreement (and Annex A) contains the entire understanding of the Parties hereto with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the Parties other than those expressly set forth herein. No modifications of this Agreement can be made except in writing signed by an authorized representative of each the Company and Mangrove. The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties hereto and their respective successors, heirs, executors, legal representatives, and permitted assigns. No Party shall assign this Agreement or any rights or obligations hereunder without, with respect to Mangrove, the prior written consent of the Company, and with respect to the Company, the prior written consent of Mangrove. This Agreement is solely for the benefit of the Parties hereto and is not enforceable by any other persons or entities.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof.

FIFTH STREET ASSET MANAGEMENT INC.

By:	/s/ Kerry S. Acocella
Name: Kerry S. Acocella
Title: SVP, Legal and Secretary

[Signature Page to Agreement]

THE MANGROVE PARTNERS MASTER FUND, LTD.

By:	MANGROVE PARTNERS
The Investment Manager

By:	/s/ Nathaniel August
Name: Nathaniel August
Title: Director

MANGROVE PARTNERS

By:	/s/ Nathaniel August
Name: Nathaniel August
Title: Director

[Signature Page to Agreement]